AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of December 22, 2004, pursuant to the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Limited Liability Company Act ("DLLCA"), by and between Sun Equities Corporation, a Delaware corporation, having its principal place of business at 376 Main Street, Bedminster, New Jersey 07921 (the "Corporation"), Pure World Inc., a Delaware corporation, having its principal place of business at 376 Main Street, Bedminster, New Jersey 07921 (the "Parent Corporation"); PW Subsidiary LLC, a Delaware limited liability company, having its principal place of business at 376 Main Street, Bedminster, New Jersey 07921 (the "Surviving Company"), and the undersigned shareholders of the Corporation (the Corporation, the Parent Corporation, the Surviving Company and the undersigned shareholders of the Corporation collectively referred to as the "Parties").


                              W I T N E S S E T H:

     The Corporation is a corporation duly organized and existing under the laws of the State of Delaware with total outstanding capital stock of 1,264,442 common shares, $0.01 par value (the "Corporation Common Stock").

     The Parent Corporation is a corporation organized and existing under the laws of the State of Delaware with total authorized capital stock of 30 million common shares, $0.01 par value (the "Parent Corporation Common Stock").

     Before the Effective Time (as defined in Section 4 hereof) of the merger contemplated by this Agreement, the Corporation owns 2,500,025 shares of Parent Corporation Common Stock.

     The Surviving Company is a limited liability company duly organized and existing under the laws of the State of Delaware and a wholly-owned subsidiary of the Parent Corporation.

     The Parties desire that the Corporation merge with the Surviving Company, with the Surviving Company being the surviving limited liability company after the merger.

     The respective Boards of Directors and Member of the Corporation, the Parent Corporation and the Surviving Company have each adopted resolutions approving this Agreement and the transactions contemplated thereby.

         NOW, THEREFORE, in consideration of the foregoing and the undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Merger. At the Effective Time, the Corporation shall merge with and into the Surviving Company pursuant to the DGCL and the DLLCA. The Surviving Company shall survive the merger contemplated herein and shall continue to be governed by, and formed in accordance with, the laws of the State of Delaware. The separate corporate existence of the Corporation shall cease immediately at the Effective Time. The merger of the Corporation with and into the Surviving Company shall hereinafter be referred to as the "Merger."

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     2.  Stockholder  and  Member  Approval.  Each  of the  stockholders  of the
Corporation and the Member of the Surviving Company shall authorize and approve, or shall have authorized and approved, respectively, the execution and delivery of this Agreement.

     3. Board of Directors Approval. Before the execution of this Agreement by the Parent Corporation, its Board of Directors, after receiving the recommendation of its Committee of Independent Directors, shall have authorized and approved the execution and delivery of this Agreement.

     4. Effective Time. Subject to the provisions of this Agreement, on the closing date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger or at such other time as is agreed to by the Parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

     5. Certificate of Formation and Operating Agreement. From and after the Effective Time, the Certificate of Formation and Operating Agreement of the Surviving Company shall continue in full force and effect until further amended or terminated under its provisions or applicable law.

     6. Exchange of Shares. The outstanding shares of the Corporation shall be converted into shares of the Parent Corporation as follows:

           (a) Each limited liability company interest in the Surviving Company that shall be issued and outstanding at the Effective Date shall remain issued and outstanding as a limited liability company interest in the Surviving Company as the surviving limited liability company.

           (b) At the Effective Time, the Corporation shall transfer its 2,500,025 shares of Parent Corporation Common Stock to the Parent Corporation, and the Parent Corporation shall cancel all of the 2,500,025 shares.

           (c) At the Effective Time, the Parent Corporation will issue 2,500,025 new shares of Parent Corporation Common Stock to the shareholders of the Corporation in the manner set forth on Schedule 1.

           (d) At the Effective Time, the shareholders of the Corporation shall have their shares of Corporation Common Stock cancelled without the requirement that said shareholders deliver any other documentation or physically surrender any securities to the Surviving Company, and all of the securities in the Corporation that shall be outstanding at the Effective Time, and all rights in respect thereof, shall be cancelled and of no further effect, except as required by law.

     7. Succession. At the Effective Time, the Surviving Company shall succeed to all of the rights, privileges, debts, liabilities, powers and property of the Corporation as specified in the DGCL and DLLCA. Without limitation, at the Effective Time all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and

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description of the  Corporation  shall be transferred to, vested in and devolved upon the Surviving Company without further act or deed and all property, rights and every other interest of the Corporation and the Surviving Company shall be as effectively the property of the Surviving Company as they were of the Corporation and the Surviving Company, respectively. All rights of creditors of the Corporation and all liens upon any property of the Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the Corporation shall attach to the Surviving Company and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     8. Representations and Warranties
        ------------------------------

        (a) General. The Parties make the representations and warranties to each other that are set forth herein. Except as otherwise indicated, representations and warranties of the Parties are initially made as of the date hereof and will also be true and correct as of the Effective Time.

        (b) Representations and Warranties of the Corporation. To induce the other Parties to enter into this Agreement and to perform their obligations hereunder, and with full knowledge that the other Parties will rely thereon, the Corporation represents and warrants the truth, accuracy, and completeness of the following:

           (i) Organization. The Corporation is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

           (ii) Power and Authority. The Corporation has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger. The execution and delivery by the Corporation of this Agreement and the consummation of the Merger has been duly and validly authorized and approved by the Corporation's Board of Directors, and, subject to the adoption of this Agreement by the Corporation's stockholders, no other corporate actions on the part of the Corporation are required to authorize the execution and delivery of this Agreement or the consummation of the Merger.

           (iii) Enforceability. This Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

           (iv) Common Stock. The shareholders of the Corporation Common Stock are set forth on Schedule 2 attached hereto and they own in the aggregate 1,264,442 fully paid and nonassessable shares of Corporation Common Stock as of the date hereof and immediately prior to the Effective Time.

           (v) Subsidiaries. Except for the shares of Parent Corporation Common Stock described above, as of the Effective Time, the Corporation does not own, directly or indirectly, any securities in any person.

           (vi) Financial Statements. Copies of the financial statements of the Corporation as of and for the last three fiscal years (the "Financial

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Statements") and for the four-month  period ended October 31, 2004 (the "Interim
Financial Statements") are set forth in Schedule 3. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present in all material respects the financial position and the results of operations and cash flows of the Corporation, as of the times and for the periods referred to therein. The Interim Financial Statements have been prepared in accordance with Corporation's past practices, which are not in accordance with GAAP and are based on the books and records of the Corporation.

           (vii) No Undisclosed Liabilities. (i) The Corporation has not incurred any material liabilities or material obligations and (ii) to the Corporation's knowledge (A) the Corporation has no contingent material liabilities or contingent material obligations and (B) there is no reasonably likely basis for any present or future legal action, except for liabilities or obligations reflected or reserved against in the Financial Statements.

           (viii) Conflicts; Consents. Neither the execution and delivery by the Corporation of this Agreement nor the consummation of the Merger will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both) the Certificate of Incorporation or the By-laws, and any amendment thereto, of the Corporation. Neither the execution and delivery by the Corporation of this Agreement nor the consummation of the Merger will require any consent, permit, license or any further approval of or any filing with, any governmental or private entity, body, or other person, firm or other entity, except for the filings required with the Secretary of State of the State of Delaware.

           (ix) Absence of Certain Changes. Except for the execution and delivery of this Agreement, since December 22, 2003, the Corporation has conducted its business only in the ordinary course. In addition, except as disclosed on Schedule 4, there has not occurred since December 22, 2003 with respect to the Corporation:

     (A)  any amendment to its organizational documents;

     (B) any increase in the salary, wages, bonus or other compensation of any director, officer, or employee;

     (C) any adoption of or amendment to any employee benefit plan maintained or contributed to by it;

     (D)  any subjecting of any of its properties to any lien;

     (E) any casualty loss (unless covered (other than for deductibles) by insurance) affecting any of its properties;


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     (F)  any material change in any accounting policy, unless required by GAAP;

     (G)  any acquisition or disposition of any properties;

     (H) any acquisition of any other person or any other business, including by merger or consolidation;

     (I)  any commitments for capital expenditures; or

     (J) any entering into of a contract to do or engage in any of the foregoing.

  (x)  Ownership of Assets and Condition of Certain Assets.

     (A)  Real Property. The Corporation neither owns nor leases real property.

     (B)  Personal Property Leases. The Corporation leases no personal property.

     (C) Tangible Personal Property. Except for the shares of Parent Corporation Common Stock described above and as disclosed on the Financial Statements, the Corporation owns no tangible personal property.

  (xi) Contracts and Commitments.

     (A) Schedule 5 sets forth, as of the date hereof, a list of every contract to which the Corporation is a party or by which any of its properties is bound (those contracts agreements listed on Schedule 5 collectively referred to as the "Scheduled Contracts").

     (B) Except as set forth in Schedule 5, as of the date hereof, to the Corporation's knowledge (i) each Scheduled Contract is a legal, valid and binding contract of the Corporation that is a party thereto and of the other parties thereto, enforceable in accordance with its terms,
          (ii) each Scheduled Contract is in full force and effect, and (iii) there is no existing default under any Scheduled Contract that would reasonably be expected to have a material adverse effect.

(xii)Insurance. Except as set forth on Schedule 6, there are no insurance policies maintained for the benefit of the Corporation relating to the conduct of its business.

(xiii) Litigation. There is no action or proceeding pending or, to the Corporation's knowledge, threatened, against or involving the Corporation.


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

(xiv)Compliance with Laws and Orders. To the Corporation's knowledge, the Corporation has complied in all material respects with all laws, orders and judgments.

(xv) Employee Benefit Plans. There are no benefit plans that are sponsored, maintained, or contributed to by the Corporation for the benefit of any director, officer or employee of the Corporation or to which the Corporation is a party or has any liability or obligation.

(xvi) Tax Matters.

     (A) The Corporation has filed (or has had filed on its behalf) or will file or cause to be filed, all material tax returns required by applicable law to be filed by it prior to or as of the date of this Agreement. All such tax returns are or will be complete and correct in all material respects.

     (B) The Corporation has paid (or has had paid on its behalf) or will pay all material taxes falling due prior to the date of this Agreement.

     (C)  There are no liens for taxes upon any property of the Corporation.

     (D)  No  audits,  examinations,   investigations  or  other  administrative
          proceedings or court proceedings are pending for any tax returns filed by or on behalf of the Corporation.

     (E) There are no outstanding consents to extend the statutory period of limitations applicable to the assessment of any taxes or deficiencies against the Corporation.

(xvii) No Material Misstatements or Omissions. The representations and warranties of the Corporation in this Agreement do not contain any untrue statement or material fact or omit to state any material fact necessary to make the statements therein not materially misleading.

     (c) Representations and Warranties of the Shareholders of the Corporation. To induce the Parties to enter into this Agreement and to perform their obligations hereunder, and with full knowledge that the Parties will rely thereon, the shareholders of the Corporation (the "Shareholders") represent and warrant the truth, accuracy, and completeness of the following:

          (i) Each Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent Corporation and making an informed investment decision with respect thereto.

          (ii) Each Shareholder is able to bear the economic and financial risk of an investment in the Parent Corporation for an indefinite period of time.


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

          (iii) Each Shareholder is acquiring or has acquired shares of Parent Corporation Common Stock for its own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act of 1933 (the "Securities Act").

          (iv) Each Shareholder understands that the shares of Parent Corporation Common Stock have not been registered under the Securities Act or the securities or "blue sky" laws of any jurisdiction, and such Shareholder agrees that its shares of Parent Corporation Common Stock cannot be transferred unless they are subsequently registered and/or qualified under the Securities Act or other applicable securities and "blue sky" laws, or are exempt from such qualification or registration.

          (v) Each Shareholder has been provided with access to all information concerning the shares of Parent Corporation Common Stock and the Parent Corporation as he, she or it has requested and has had an opportunity to ask questions of management of the Parent Corporation and to obtain such additional information concerning the shares of Parent Corporation Common Stock and the Parent Corporation as such Shareholder deems necessary in connection with his, her or its acquisition of interests in the Parent Corporation.

          (vi) Neither the Parent Corporation nor any person acting on behalf of the Parent Corporation has offered to sell or sold the shares of Parent Corporation Common Stock to such person by means of any form of general solicitation or advertising, and the address set forth below such person's name on the Schedule 1 is the address of the person's residence and domicile (not a temporary or transient residence), and the person is a citizen of the United States.

          (vii) The execution, delivery and performance of this Agreement do not require the Shareholders to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Shareholder, or any agreement or instrument to which the Shareholders are a party or by which the Shareholders are bound.

     (d) Representations and Warranties of the Surviving Company. To induce the Parties to enter into this Agreement and to perform their obligations hereunder, and with full knowledge that the Parties will rely thereon, the Surviving
Company represents and warrants the truth, accuracy, and completeness of the following:

          (i) Organization. The Surviving Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

          (ii) Power and Authority. The Surviving Company has full limited liability company power and authority to execute and deliver this Agreement and to consummate the Merger. The execution and delivery by the Surviving


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     Company of this Agreement and the  consummation of the Merger has been duly and validly authorized and approved by the Member of the Surviving Company and no other limited liability company actions on the part of the Surviving Company are required to authorize the execution and delivery of this Agreement or the consummation of the Merger.

          (iii) Enforceability. This Agreement has been duly executed and delivered by the Surviving Company and constitutes the legal, valid and binding obligation of the Surviving Company, enforceable against the Surviving Company in accordance with its terms.

          (iv)  Parent  Corporation.   All  the  outstanding  interests  of  the
     Surviving Company are owned by the Parent Corporation.

          (v) Conflicts; Consents. Neither the execution and delivery by the Surviving Company of this Agreement nor the consummation of the Merger will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both) the Certificate of Formation or the Operating Agreement, and any amendment thereto, of the Surviving Company. Neither the execution and delivery by the Surviving Company of this Merger Agreement nor the consummation of the Merger will require any consent, permit, license or any approval of or any filing with, any governmental or private entity, body, or other person, firm or other entity, except for the filings required with the Secretary of State of the State of Delaware.

     (e) Representations and Warranties of the Parent Corporation. To induce the other Parties to enter into this Agreement and to perform their obligations hereunder, and with full knowledge that the other Parties will rely thereon, the Parent Corporation represents and warrants the truth, accuracy, and completeness of the following:

          (i) Organization. The Parent Corporation is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

          (ii) Power and Authority. The Parent Corporation has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger. The execution and delivery by the Parent Corporation of this Agreement and the consummation of the Merger has been duly and validly authorized and approved by Parent Corporation's Board of Directors, and no other corporate actions on the part of the Parent Corporation are required to authorize the execution and delivery of this Agreement or the consummation of the Merger.

          (iii) Enforceability. This Agreement has been duly executed and delivered by the Parent Corporation and constitutes the legal, valid and binding obligation of the Parent Corporation, enforceable against the Parent Corporation in accordance with its terms.

          (iv) Litigation. There is no action or proceeding pending or, to the Parent Corporation's knowledge, threatened, against or involving the Parent Corporation.

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          (v)  Conflicts;  Consents.  Neither the  execution and delivery by the
     Parent Corporation of this Agreement nor the consummation of the Merger will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both) the Certificate of Incorporation or the By-laws, and any amendment thereto, of the Parent Corporation. Neither the execution and delivery by the Parent Corporation of this Agreement nor the consummation of the Merger will require any consent, permit, license or any further approval of or any filing with, any governmental or private entity, body, or other person, firm or other entity, except for the filings required with the Secretary of State of the State of Delaware.

          (vi) Capitalization and Title to the Contributed Equity. All of the Parent Corporation Common Stock to be issued hereunder to the Corporation's shareholders has been duly authorized and validly issued and will be fully paid and non-assessable.

          (vii) No Material Misstatements or Omissions. The representations and warranties of the Parent Corporation in this Agreement do not contain any untrue statement or material fact or omit to state any material fact necessary to make the statements therein not materially misleading.

     9. Survival and Indemnification. The representations and warranties, covenants and agreements contained in this Agreement shall survive the date of this Agreement.

     (a) Indemnification by Sellers. The Corporation, Paul O. Koether, in his personal capacity, and the Estate of Natalie I. Koether, shall, jointly and severally, indemnify and hold harmless and defend the Surviving Company (and any successors thereto) and the Parent Corporation (and any successors thereto) and affiliates of each of them, and each of their members, stockholders, directors, officers, employees, representatives, agents, successors and assigns (collectively the "Indemnified Parties" and individually as an "Indemnified Party") from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including costs of mitigation, interest, penalties, and reasonable attorneys' fees and disbursements, whether or not such fees and disbursements involve a third-party claim, suffered or incurred by Indemnified Parties after the date of this Agreement as a result of, arising out of or in connection with the Merger, this Agreement and the transactions contemplated thereby (whether arising before or after the Effective Time).

     (b) Legal Fees. In the event of any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative), the rights set forth in Section 9(a) above shall include the obligation of the Corporation, Paul O. Koether, in his personal capacity, and the Estate of Natalie I. Koether, jointly and severally, to pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, promptly after receipt of statements therefore.

     (c) Tax Effect, Insurance and Purchase Price Adjustment. The liability of any Indemnifying Party with respect to any loss shall be reduced by the tax benefit accruing to the Indemnified Party (and increased by any additional taxes

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resulting from the receipt of the indemnification payment), and by any insurance proceeds received by the Indemnified Party as a result of such loss.

     10. All reasonable fees and expenses arising out of or in connection with the Merger, this Agreement and the transaction contemplated thereby (including the negotiation and consideration thereof) shall be paid, jointly and severally, by Paul O. Koether, in his personal capacity, and the Estate of Natalie I. Koether.

     11. Further Assurances. From time to time, as and when required by the Surviving Company or by its successors and assigns, there shall be executed and delivered for the Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary to vest, perfect or to confirm of record or otherwise in the Surviving Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Corporation, and otherwise to perform the purposes of this Agreement, and the officers and directors of the Corporation are fully authorized in the name and for the Corporation or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     12. Abandonment. Notwithstanding the approval of this Agreement by the Corporation or the Parent Corporation, at any time before the Effective Time,
(a) this Agreement may be terminated and the Merger may be abandoned by the Corporation or the Parent Corporation or (b) the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Parties, such action would be in the best interests of the Parties. If this Agreement is terminated, it shall become void and of no effect and there shall be no liability of any of the Parties with respect thereto, except that the Corporation shall pay all reasonable fees and expenses incurred in connection with this Agreement.

     13. Conditions to Merger. The Corporation shall have no obligation to effect the transactions contemplated hereby unless and until it shall have obtained any and all consents, permits, authorizations, approvals, and orders deemed, in the sole discretion of the Corporation, to be material to the consummation of the Merger.

     14. Amendment. This Agreement may be amended by the Parties at any time before the Effective Time, provided that an amendment made after the approval of this Agreement by the Parties shall not (a) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares to be exchanged hereunder, (b) alter or change any term of the Certificate of Formation of the Surviving Company to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of shares to be exchanged hereunder.

     15. Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed under the internal laws of the State of Delaware.

     16. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and may not be amended or modified except in writing signed by both Parties hereto.

     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.


               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and attested for it by its officers hereunto duly authorized, as of December 22, 2004.


                                 PURE WORLD, INC.,
                                 a Delaware corporation


                                 By: /s/ Paul O. Koether
                                    --------------------------------------------
                                    Name: Paul O. Koether
                                    Title: Chairman


                                 PW SUBSIDIARY LLC,
                                 a Delaware limited liability company


                                 By: /s/ Paul O. Koether
                                    --------------------------------------------
                                    Name: Paul O. Koether
                                    Title: Chairman, Pure World, Inc.
                                           Member


                                 SUN EQUITIES CORPORATION,
                                 a Delaware corporation



                                 By: /s/ Paul O. Koether
                                    --------------------------------------------
                                    Paul O. Koether
                                    Chairman


                                 SHAREHOLDERS OF SUN EQUITIES
                                 CORPORATION


                                 /s/ Paul O. Koether
                                 -----------------------------------------------
                                  Paul O. Koether


                                 /s John W. Galuchie, Jr.
                                 -----------------------------------------------
                                  John W. Galuchie, Jr.

                                 /s/ John W. Galuchie, III
                                 -----------------------------------------------
                                  John W. Galuchie, III


                                 /s James K. Galuchie
                                 -----------------------------------------------
                                  James K. Galuchie


                                  /s/ Jennifer S. Healy
                                  ----------------------------------------------
                                  Jennifer S. Healy


                                 Estate of Natalie I. Koether


                                 By: /s/ Paul O. Koether
                                    --------------------------------------------
                                    Paul O. Koether
                                    Trustee

                                 Paul O. Koether, (IRA Rollover)


                                 By: /s/ Paul O. Koether
                                    --------------------------------------------
                                    Paul O. Koether
                                    Trustee

                                 Marital Trust u/w/o Natalie I. Koether (Part A)


                                 By: /s/ Paul O. Koether
                                    --------------------------------------------
                                    Paul O. Koether
                                    Trustee

                                 John W. Galuchie, Jr., IRA


                                 By: /s/ John W. Galuchie, Jr.
                                    --------------------------------------------
                                    Name: John W. Galuchie, Jr.
                                    Title: Trustee

                                   Schedule 1

   Distribution of Parent Corporation Common Stock to Corporation Shareholders




                                 Pro-rata distribution of
                                     Shares of Parent
                                    Corporation Common
                                    Stock, according to
                                    number of shares of                                    Actual issue to
  Shareholder of the                Corporation Common                Rounded                Corporation
     Corporation                        Stock held                Number of Shares           Shareholder
-------------------------------------------------------------------------------------------------------------------

Paul O. Koether                       1,256,934.59                  1,256,935.00              1,256,933
Paul O. Koether (IRA
Rollover)                               154,909.80                    154,910.00                154,910
Estate of Natalie I. Koether            369,848.66                    369,849.00                369,849
Marital Trust u/w/o Natalie I.
Koether
(Part A) c/o Paul O. Koether,
Trustee                                 513,140.57                    513,141.00                513,141
Jennifer S. Healy                       125,797.85                    125,798.00                125,798
John W. Galuchie, Jr.                    58,285.19                     58,285.00                 58,285
John W. Galuchie, Jr., IRA               19,170.70                     19,171.00                 19,171
John W. Galuchie, III                       968.82                        969.00                    969
James K Galuchie                            968.82                        969.00                    969
                              -------------------------------------------------------------------------------------
                                       2,500,025.00                   2,500,027.00             2,500,025.00
                              =====================================================================================

                                   Schedule 2

                         Shareholders of the Corporation

Paul O. Koether
211 Pennbrook Road
Far Hills, NJ  07931

John W. Galuchie, Jr.
Pheasant Run
PO Box 327
Gladstone, NJ  07934

John W. Galuchie, III
Pheasant Run
PO Box 327
Gladstone, NJ  07934

James K. Galuchie
Pheasant Run
PO Box 327
Gladstone, NJ  07934

Jennifer S. Healy
Two Brookwood Drive
Medford, NJ  08055

Estate of Natalie I. Koether
211 Pennbrook Road
Far Hills, NJ  07931

Paul O. Koether, IRA
211 Pennbrook Road
Far Hills, NJ  07931

Marital Trust u/w/o Natalie I. Koether (Part A)
211 Pennbrook Road
Far Hills, NJ  07931

John W. Galuchie, Jr., IRA
Pheasant Run
PO Box 327
Gladstone, NJ  07934

                                   Schedule 3

              Financial Statements and Interim Financial Statements

SUN EQUITIES CORPORATION
BALANCE SHEETS


                                                           31-OCT          31-JUL          31-JUL          31-JUL
                                                            2004            2004            2003            2002
                                                    --------------------------------------------------------------------
ASSETS:
  Current assets:
    Cash and cash equivalents                          $   63,993.71     $   18,367.98    $   3,702.46    $   25,924.26
    Trading Securities                                             -         46,972.22       89,174.51        89,174.51
                                                    --------------------------------------------------------------------
      Total current assets                                 63,993.71         65,340.20       92,876.97       115,098.77
  Other assets                                                     -        112,000.00      112,000.00       107,671.23
  Investment in Pure World, Inc.                        4,190,720.28      4,190,720.28    4,190,720.28     4,256,790.04
                                                    --------------------------------------------------------------------
      Total assets                                     $4,254,713.99     $4,368,060.48   $4,395,597.25    $4,479,560.04
                                                    ====================================================================

LIABILITIES:
  Accounts payable and other accruals                  $           -     $   51,802.13   $   50,566.13    $  986,189.16
                                                    --------------------------------------------------------------------
      Total current liabilities                                    -         51,802.13       50,566.13       986,189.16
                                                    --------------------------------------------------------------------


STOCKHOLDERS' EQUITY:
  Common stock                                             12,644.42         12,910.83       12,910.83        12,910.83
  Paid-in capital                                       1,296,514.44      1,343,220.25    1,343,220.25     1,212,688.05
  Retained earnings                                     2,945,555.13      2,960,127.27    2,988.900.04     2,267,772.00
                                                    --------------------------------------------------------------------
      Total stockholders' equity                        4,254,713.99      4,316,258.35    4,345.031.12     3,493,370.88
                                                    --------------------------------------------------------------------
        Total liabilities and stockholders' equity     $4,254,713.99     $4,368,060.48   $4,395,597.25    $4,479,560.04
                                                    ====================================================================



SUN EQUITIES CORPORATION
INCOME STATEMENTS


                                                YTD                   Year Ended            Year Ended         Year Ended
                                            August 1, 2004 -            July 31               July 31            July 31
                                           October 31, 2004              2004                  2003               2002
                                   -------------------------------------------------------------------------------------------

Revenues
      Interest Income                         $      9.63             $    24.05            $    3.25         $   276.84
      Other Income                                      -                  23.70                    -           6,236.34
      Realized Losses                                   -            ( 16,627.27)                   -        ( 20,376.00)
                                   -------------------------------------------------------------------------------------------
                                                     9.63            ( 16,579.52)                3.25        ( 13,862.82)

Expenses

      General and administrative                14,008.77               4,670.97             6,806.25          19,463.63
                                   -------------------------------------------------------------------------------------------
                                                14,008.77               4,670.97             6,806.25          19,463.63

Net loss before taxes                        (  13,999.14)           ( 21,250.49)          ( 6,803.00)       ( 33,326.45)
Provision for taxes                                573.00               7,522.29               535.83                  -
                                   -------------------------------------------------------------------------------------------
Net loss                                     ($ 14,572.14)           ($28,772.78)          ($7,338.83)       ($33,326.45)


                                   Schedule 4

                     Transactions not in the Ordinary Course

None.

                                   Schedule 5

                                    Contracts

None.

                                   Schedule 6

                                    Insurance

Spectrum Business Owners Policy (property, business liability, employment practices liability)
Policy # 13BAPV4078
Hartford Insurance Co of Midwest
Policy Period: 05/31/04 - 5/31/05
Coverage:   Vary